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                                                                    EXHIBIT 23.4


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our reports dated March 19, 1999, on our audits of the financial statements and supplemental schedules of the AmeriGas Propane, Inc. Savings Plan for the years ended September 30, 1998 and 1997 and the financial statements and supplemental schedules of the UGI Utilities, Inc. Savings Plan for the years ended September 30, 1998 and 1997, included in UGI Corporation's Annual Report on Form 10-K (as amended by Form 10-K/A, Amendment No. 1) for the fiscal year ended September 30, 1998, into UGI Corporation's previously filed Form S-8 Registration Statement No. 33-47319; Form S-3 Registration Statement No. 33-78776; Form S-8 Registration Statement No. 33-61722; Form S-8 Registration Statement No. 333-22305, Form S-8 Registration Statement No. 333-37093 and Form S-4 Registration Statement No. 333-75089.


/s/ Arthur Andersen LLP

Arthur Andersen LLP
Chicago, Illinois
March 29, 1999